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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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               Date of Report (Date of earliest event reported):
                                FEBRUARY 9, 2006


                                ATS MEDICAL, INC.
             (Exact name of registrant as specified in its charter)


          MINNESOTA                    0-18602                 41-1595629
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                    Identification Number)


              3905 ANNAPOLIS LANE, SUITE 105
                  MINNEAPOLIS, MINNESOTA                         55447
         (Address of Principal Executive Offices)              (Zip Code)

                                 (763) 553-7736
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01  OTHER EVENTS

         Following execution of the agreement and plan of merger on January 23, 2006 (the "Merger Agreement") among ATS Medical, Inc. ("ATS"), Seabiscuit Acquisition Corp., a Delaware corporation and wholly owned subsidiary of ATS; 3F Therapeutics, Inc., a Delaware corporation ("3F"); and Boyd D. Cox, as stockholder representative, ATS was informed by 3F that on January 23, 2006 and following execution of the Merger Agreement, 3F received by overnight courier a copy of a summons and complaint dated January 19, 2006 which was filed in the United States District Court in the Southern District of New York by Arthur N. Abbey ("Abbey") against 3F Partners Limited Partnership II (a separate investment fund unrelated to 3F), a major 3F stockholder ("3F Partners II"), Theodore C. Skokos, a director of 3F ("Skokos"), 3F Management II, LLC (the general partner of 3F Partners II), and 3F (collectively, "Defendants"). The summons and complaint alleges against all Defendants fraud under federal securities laws, common law fraud and negligent misrepresentation in connection with the purchase by Abbey of certain securities of 3F Partners II (such allegations, the "Claim"). In particular, Abbey claims that Defendants induced Abbey to invest $4 million in 3F Partners II, which, in turn, invested $6 million in certain preferred stock of 3F, by allegedly causing Abbey to believe, among other things, that such investment would be short term. 3F has represented that Abbey did not purchase any securities directly from 3F and is not a stockholder of 3F.

         By letter dated February 3, 2006, ATS notified 3F that ATS considers the existence of the Claim to be a material breach of one or more of 3F's representations and warranties in the Merger Agreement, but that ATS was not notifying 3F of any intent to terminate the Merger Agreement and that ATS was reserving all its rights thereunder. ATS further outlined certain approaches that, if successfully undertaken by 3F, would lead to the satisfactory resolution of ATS's concerns related to the Claim. ATS received assurances from 3F that ATS would not bear any responsibility or have any exposure in connection with the Claim.

         3F responded by letter dated February 7, 2006, stating that it does not believe that the Claim constitutes a basis for termination of the Merger Agreement by ATS. In addition, 3F indicated that it is committed to resolving this matter in a manner favorable to both ATS and 3F, and 3F believes that the Claim asserted against 3F is without merit and that 3F intends to vigorously defend itself against the Claim.

         ATS and 3F are continuing their mutual efforts to move forward to implement the merger transaction.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ATS MEDICAL, INC.


                                             By: /s/ John R. Judd
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                                                 John R. Judd
                                                 Chief Financial Officer
February 9, 2006







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